EXHIBIT 10.11.8

NINTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Ninth Amendment to Employment Agreement (the “Ninth Amendment”) is made and entered into as of October 1, 2003, by and between KENNEDY-WILSON, INC., a Delaware corporation with its principal office located in Beverly Hills, California (the “Company”), and Freeman A. Lyle, Jr., an individual (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of April 1, 1996, and amended April 1, 1997, April 1, 1998, April 1, 1999, April 1, 2000, January 1, 2001, March 28, 2001, and September 1, 2002 (“Agreement”), providing for the employment of Employee by Company pursuant to the terms of such Agreement and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Salary.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of October 1, 2003 as follows:

1.	Section 4 (i) of the Agreement is amended such that Employee’s salary effective October 1, 2003 is equal to $325,000 per annum payable on such basis as is the normal payment pattern of the Company, not to be less frequently than monthly.

Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Ninth Amendment as of the date first above written.

“COMPANY” Kennedy-Wilson Inc. a Delaware corporation		“EMPLOYEE”

By:	/s/ William J. McMorrow	/s/ Freeman A. Lyle, Jr.

	William J. McMorrow Its Chief Executive Office	Freeman A, Lyle, Jr,